EXHIBIT 23
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            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-86285) pertaining to The Eastern Company 1989 Stock Option Plan, the Registration Statement (Form S-8 No. 333-21349) pertaining to The Eastern Company 1995 Executive Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-21351) pertaining to The Eastern Company Directors Fee Program, the Registration Statement (Form S-8 No. 333-45315) pertaining to The Eastern Company 1997 Directors Stock Option Plan, and the Registration Statement (Form S-8 No. 333-62196) pertaining to The Eastern Company 2000 Executive Stock Incentive Plan of our report dated February 8, 2005, with respect to the consolidated financial statements and schedule of The Eastern Company included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


                                               /s/Ernst & Young LLP



Hartford, Connecticut
March 20, 2006









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